Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Dogwood Therapeutics, Inc. (the “Company”) of our report dated March 31, 2025, with respect to the consolidated financial statements of the Company, included in the Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ Forvis Mazars, LLP

Atlanta, Georgia

October 1, 2025